                                 JOSTENS, INC.
                                 TOPEKA UNION
                    401(k) PRE-TAX RETIREMENT SAVINGS PLAN
                                 1993 REVISION
                                 Working Copy
            Incorporating First and Second Declarations of Amendment





                            As Amended Effective Generally as of January 1, 1993

                                 JOSTENS, INC.
                                  TOPEKA UNION
                     401(k) PRETAX RETIREMENT SAVINGS PLAN
                                 1993 REVISION

                               TABLE OF CONTENTS
                               ------------------


ARTICLE 1.  Description and Purpose.......................................  1

   1.1. Plan Name.........................................................  1
   1.2. Plan Description..................................................  1
   1.3. Plan Background...................................................  1
   1.4. Plan Purposes.....................................................  1

ARTICLE 2.  Eligibility...................................................  2

   2.1. Eligibility Requirements..........................................  2
   2.2. Loss of Qualified Employee Status.................................  2
   2.3. Condition of Participation........................................  2
   2.4. Termination of Participation......................................  2

ARTICLE 3.  Contributions.................................................  3

   3.1. Tax Deferred Contributions........................................  3
   3.2. Rollovers and Transfers...........................................  4

ARTICLE 4.  Accounts and Valuation........................................  5

   4.1. Establishment of Accounts.........................................  5
   4.2. Valuation and Account Adjustment..................................  5
   4.3. Allocations Do Not Create Rights..................................  5

ARTICLE 5.  Participant Investment Directions.............................  6

   5.1. Establishment of Investment Funds.................................  6
   5.2. Contribution Investment Directions................................  6
   5.3. Transfer Among Investment Funds...................................  7
   5.4. Investment Direction Responsibility Resides With Participants.....  7
   5.5. Beneficiaries and Alternate Payees................................  7

ARTICLE 6.  Withdrawals During Employment and Loans.......................  8

   6.1. Withdrawals From Tax Deferred Account.............................  8
   6.2. Withdrawals from Rollover Account.................................  8
   6.3. Rules for Withdrawals.............................................  8
   6.4. Plan Loans........................................................  8

ARTICLE 7.  Vesting....................................................... 11

   7.1. Full and Immediate Vesting........................................ 11

ARTICLE 8.  Distributions After Termination............................... 12

   8.1. Form and Time of Distribution..................................... 12
   8.2. Beneficiary Designation........................................... 14
   8.3. Assignment, Alienation of Benefits................................ 15
   8.4. Payment in Event of Incapacity.................................... 16
   8.5. Payment Satisfies Claims.......................................... 16
   8.6. Disposition if Distributee Cannot be Located...................... 16
   8.7. Transfers to Other Plans or Individual Retirement Arrangements.... 16

ARTICLE 9.  Contribution Limitations...................................... 18

   9.1. Tax Deferred Contribution Dollar Limitation....................... 18
   9.2. Actual Deferral Percentage Limitations............................ 18
   9.3. Earnings on Excess Contributions.................................. 20
   9.4. Aggregate Defined Contribution Limitations........................ 20
   9.5. Aggregate Defined Contribution/Defined Benefit Limitations........ 21
   9.6. Committee's Discretion............................................ 22

ARTICLE 10.  Amendment and Termination.................................... 23

   10.1. Authority to Amend and Procedure................................. 23
   10.2. Authority to Terminate and Procedure............................. 23
   10.3. Distribution Following Termination, Partial Termination or
          Discontinuance of Contributions................................. 23

ARTICLE 11.  Definitions, Construction and Interpretations................ 24

   11.1. Account.......................................................... 24
   11.2. Affiliated Organization.......................................... 24
   11.3. Beneficiary...................................................... 24
   11.4. Board............................................................ 24
   11.5. Code............................................................. 25
   11.6. Committee........................................................ 25
   11.7. Company.......................................................... 25
   11.8. Consent of Spouse................................................ 25
   11.9. Disabled......................................................... 25
   11.10. Effective Date.................................................. 25
   11.11. Eligible Earnings............................................... 25
   11.12. Employee........................................................ 26
   11.13. Fund............................................................ 26
   11.14. Governing Law................................................... 26
   11.15. Headings........................................................ 26
   11.16. Highly Compensated Employee..................................... 26
   11.17. Hour of Service................................................. 28
   11.18. Number and Gender............................................... 28

   11.19. Participant..................................................... 28
   11.20. Plan............................................................ 28
   11.21. Plan Rule....................................................... 28
   11.22. Plan Year....................................................... 29
   11.23. Qualified Employee.............................................. 29
   11.24. Rollover Account................................................ 29
   11.25. Section 415 Wages............................................... 29
   11.26. Tax Deferred Account............................................ 29
   11.27. Tax Deferred Contributions...................................... 29
   11.28. Termination of Employment....................................... 29
   11.29. Testing Wages................................................... 30
   11.30. Treasury Regulations............................................ 30
   11.31. Trust........................................................... 30
   11.32. Trustee......................................................... 31
   11.33. Union........................................................... 31

ARTICLE 12.  Administration of Plan....................................... 32

   12.1. Benefits Administration Committee Named Fiduciary................ 32
   12.2. Plan Rules....................................................... 32
   12.3. Discretionary Actions............................................ 32
   12.4. Compensation..................................................... 33
   12.5. Professional Assistance.......................................... 33
   12.6. Payment of Administrative Costs.................................. 33
   12.7. Indemnification.................................................. 33
   12.8. Benefit Claim Procedure.......................................... 34
   12.9. Disputes......................................................... 34
   12.10. Correction of Errors............................................ 34

ARTICLE 13.  Miscellaneous................................................ 35

   13.1. Merger, Consolidation, Transfer of Assets........................ 35
   13.2. Limited Reversion of Fund........................................ 35
   13.3. No Employment Rights Created..................................... 35

                                 JOSTENS, INC.
                                 TOPEKA UNION
                    401(k) PRE-TAX RETIREMENT SAVINGS PLAN
                                 1993 REVISION



                                    ARTICLE

                                      1.
                            DESCRIPTION AND PURPOSE
                            -----------------------

1.1.  Plan Name.
      ----------

      The name of the Plan is the "Jostens, Inc. Topeka Union 401(k) Pre-Tax Retirement Savings Plan."

1.2.  Plan Description.
      -----------------

      The Plan is a profit sharing plan providing for Tax Deferred Contributions pursuant to a salary reduction cash or deferred arrangement. The Plan is intended to qualify under Code section 401(a) and to satisfy the requirements of Code section 401(k). Notwithstanding the designation of the Plan as a profit sharing plan, the Company may make contributions to the Plan even though it has no current or accumulated earnings and profits.

1.3.  Plan Background.
      ----------------

      The Plan was established effective as of January 1, 1989. Effective generally as of January 1, 1993, the Plan was amended and restated in the manner set forth in this 1993 Revision for purposes of reflecting modified investment options and meeting the requirements of applicable law.

1.4.  Plan Purposes.
      ----------------

      The purposes of the Plan are to promote effort and cooperation on the part of participating Qualified Employees; to provide a measure of economic security to each such Qualified Employee by accumulating contributions for distribution upon retirement, as a supplement to other resources then available; and to fulfill the Company's obligations under the collective bargaining agreement with the Union covering Qualified Employees.

                                    ARTICLE

                                       2.
                                  ELIGIBILITY
                                  -----------

2.1.  Eligibility Requirements.
      -------------------------

      Each Qualified Employee is eligible to participate in the Plan on the date on which he or she first completes an Hour of Service.

2.2.  Loss of Qualified Employee Status.
      ----------------------------------

      (A) No contributions will be made by or on behalf of a Participant after the Participant ceases to be a Qualified Employee, except for:

      (1) any Tax Deferred Contribution due on account of the portion of the Plan Year preceding the cessation; and

      (2) any contribution due on account of reductions to the Participant's severance pay.

      (B) A Participant or Qualified Employee eligible to participate in the Plan who ceases to be a Qualified Employee will be eligible to resume or commence, as the case may be, active participation in the Plan as of the date on which he or she first completes an Hour of Service following the cessation.

2.3.  Condition of Participation.
      ---------------------------

      Each Qualified Employee, as a condition of participation, is bound by all of the terms and conditions of the Plan and must furnish to the Committee such pertinent information and execute such instruments as the Committee may require.

2.4.  Termination of Participation.
      -----------------------------

      A Participant will cease to be such as of the later of the date on which

      (a) he or she ceases to be a Qualified Employee, or

      (b) all benefits, if any, to which he or she is entitled under the Plan have been distributed.

                                    ARTICLE

                                       3.
                                      ---
                                 CONTRIBUTIONS
                                 -------------

3.1.  Tax Deferred Contributions.
      ---------------------------

      (A) Subject to the limitations of Article IX, for each Plan Year, the Company will make Tax Deferred Contributions to the Trust on behalf of a Participant in the amount by which the Participant's Eligible Earnings have been reduced in accordance with this section. Tax Deferred Contributions will be paid to the Trustee as soon as administratively practicable after the date on which the Participant would have otherwise received the Eligible Earnings with respect to which such contributions are made.

      (B) Except as provided in Subsection (C), reductions to a Participant's Eligible Earnings will be made in accordance with the following rules:

      (1) A Participant may elect to have his or her Eligible Earnings reduced by any one percent increment from one percent to 17 percent, and the percentage so elected will automatically apply to the Participant's Eligible Earnings as adjusted from time to time. Plan Rules may specify a lower maximum percentage applicable to Participants who are Highly Compensated Employees. [Effective 1/1/96]

      (2) Reduction of a Participant's Eligible Earnings will commence as soon as administratively practicable following the later of

          (a) the date on which the Committee receives the Participant's complete and accurate written election on a form provided by the Committee, and

          (b) the date on which the Participant enters or reenters the Plan pursuant to Article II.

      (3) A Participant may change the percentage rate at which his or her Eligible Earnings will be reduced. The change will be effective as soon as administratively practicable following the date on which the Committee receives a complete and accurate written notice of the change on a form provided by the Committee.

      (4) A Participant may suspend reductions to his or her Eligible Earnings. The suspension will be effective as soon as administratively practicable after the date on which the Committee receives a complete and accurate written notice of the suspension on a form provided by the Committee. Reductions to Eligible Earnings for any Participant who is in technical or actual default on a Plan loan may be suspended by the Committee in its discretion, exercised uniformly among similarly situated Participants, until the Committee determines that the default has been cured or all liability in connection with the loan has been satisfied.

      (5) A Participant whose Eligible Earnings reductions have ceased by reason of automatic or voluntary suspension may, after the end of the suspension period, resume reductions to Eligible Earnings in accordance with clause
      (3).

      (C) Reductions to Eligible Earnings will be made in accordance with Plan Rules. If any election or notice submitted by a Participant to the Committee is not processed on a timely basis, or if, for any reason, a Participant's Eligible Earnings are not reduced in accordance with the Participant's election, no retroactive adjustments of the Participant's reductions to Eligible Earnings will be made to take into account the effect of any such delay or failure. Plan Rules may, however, permit a Participant to increase reductions to his or her Eligible Earnings with respect to the Plan Year during which such delay or failure occurred above the otherwise applicable maximum percentage to adjust for the effect of such delay or failure so long as the total reductions for the Plan Year do not exceed the otherwise applicable maximum percentage.

3.2.  Rollovers and Transfers.
      ------------------------

      (A) With the prior consent of the Committee, a Participant who is a Qualified Employee may contribute to the Trust, within 60 days after receipt,

      (1) the balance of an individual retirement account to which the only contributions have been one or more "eligible rollover distributions" within the meaning of Code section 402(c)(4), from a plan qualified under Code section 401(a), or

      (2)  an eligible rollover distribution from such a qualified plan.

      (B) With the prior consent of the Committee, the accounts under another plan qualified under Code section 401(a) of a Participant who is a Qualified Employee may be transferred directly to the Trust. Other than in connection with an acquisition, such a transfer will not be permitted if, as a result of the transfer, the Plan would be required to provide any option with respect to the form or time of distribution or any other benefit, right or feature not available under the Plan prior to the transfer.

      (C) Other than in connection with an acquisition, any contribution or transfer to the Trust pursuant to Subsection (A) or (B) must be made in cash and will be added to the Participant's Rollover Account.

                                    ARTICLE

                                      4.
                             ACCOUNTS AND VALUATION
                             ----------------------

4.1.  Establishment of Accounts.
      --------------------------

      For each Participant, the following Accounts will be established and maintained:

      (a) A Tax Deferred Account, to which there will be added the amount of Tax Deferred Contributions, if any, made on the Participant's behalf pursuant to Section 3.1;

      (b) A Rollover Account, to which there will be added the amount of any rollover contribution or trust-to-trust transfer made by or on the Participant's behalf pursuant to Section 3.2.

      One or more additional accounts may be established for any Participant or group of similarly situated Participants in connection with the merger of another plan into the Plan, in which case provisions of the Plan applicable solely to such Accounts will be set forth on an exhibit to the Plan in accordance with Section 13.1(B).

4.2.  Valuation and Account Adjustment.
      ---------------------------------

      Participants' Accounts will be separately adjusted on a daily basis in a uniform and equitable manner to reflect income, expense, gains and losses of the Fund and contributions, withdrawals, loans, loan repayments, satisfactions of unpaid indebtedness in accordance with Section 6.4(C)(4) and distributions.

4.3.  Allocations Do Not Create Rights.
      ---------------------------------

      The fact that allocations are made and credited to the Accounts of a Participant does not vest in the Participant any right, title or interest in or to any portion of the Fund except at the time or times and upon the terms and conditions expressly set forth in the Plan. Notwithstanding any allocation or credit to the Account of a Participant, the issuance of any statement reflecting such allocation or credit or the distribution of all or any portion of a Participant's Account balance, the Committee may direct the Participant's Account to be adjusted to the extent necessary to correct any error in such Account, whether caused by any misapplication of any provision of the Plan or otherwise, and may recover from the Participant or the Participant's Beneficiary the amount of any excess distribution. Any such adjustment will be made within a reasonable time after the error is discovered.

                                    ARTICLE

                                      5.
                        PARTICIPANT INVESTMENT DIRECTION
                        --------------------------------

5.1.  Establishment of Investment Funds.
      ----------------------------------

      (A) In order to allow each Participant to determine the manner in which his or her Accounts will be invested, the Trustee will maintain, within the Trust, three or more separate investment funds of such nature and possessing such characteristics as the Committee may specify from time to time. Each Participant's Accounts will be invested in the investment funds in the proportions directed by the Participant in accordance with Sections 5.2 and 5.3. The Committee may, from time to time, direct the Trustee to establish additional investment funds or eliminate any existing investment fund.

      (B) Notwithstanding any other provisions of the Plan to the contrary, the Committee may direct the Trustee to suspend Participant investment activity (including such activity in connection with withdrawals, loans and distributions) in any or all investment funds, or impose special rules or restrictions of uniform application, for a period determined by the Committee to be necessary in connection with

      (1)  the establishment or termination of any investment fund,

      (2) the receipt by the Trustee from, or transfer by the Trustee to, another trust of account balances pursuant to Section 3.2 or 8.7 in connection with an acquisition or divestiture or otherwise,

      (3)  a change of Trustee or investment manager, or

      (4) such other circumstances determined by the Committee as making such suspension or special rules or restrictions necessary or appropriate.

5.2.  Contribution Investment Directions.
      -----------------------------------

      (A) In conjunction with his or her enrollment in the Plan, a Participant must direct, on a form provided by the Committee, the manner in which contributions to his or her Accounts will be invested among the investment funds maintained pursuant to Section 5.1. The direction must be made in accordance with and is subject to Plan Rules.

      (B) A Participant may direct a change in the manner in which future contributions and transfers credited to his or her Accounts will be invested among the investment funds maintained pursuant to Section 5.1. A direction must be made in accordance with and is subject to Plan Rules and will be effective for contributions received by the Trustee at least ten days (or such shorter period as Plan Rules may allow) after the date on which the Trustee receives the direction.

      (C) Plan Rules will include procedures pursuant to which Participants are provided with the opportunity to obtain written confirmation of investment directions made pursuant to this section.

5.3.  Transfer Among Investment Funds.
      --------------------------------

      (A) A Participant may direct the transfer of his or her Accounts among the investment funds maintained pursuant to Section 5.1. A direction must be made in accordance with and is subject to Plan Rules. Plan Rules will include procedures pursuant to which Participants are provided the opportunity to obtain written confirmation of investment directions made pursuant to this section.

      (B) A transfer pursuant to Subsection (A) will be made and effective on or as soon as administratively practicable after:

      (1) the close of business on the day of receipt by the Trustee of the transfer direction if the direction is received prior to 4:00 p.m. Eastern Time; or

      (2) the close of business on the next business day following receipt by the Trustee of the transfer direction if the direction is received at or after 4:00 p.m. Eastern Time.

      (C) A transfer made pursuant to Subsection (A) will be based upon the value of the Participant's Accounts as of the close of business on the day on which the transfer is effective.

      (D) Plan Rules may impose uniform limitations and restrictions applicable to transfers into and out of specific investment funds.

5.4.  Investment Direction Responsibility Resides With Participants.
      --------------------------------------------------------------

      Neither any Affiliated Organization, the Committee nor the Trustee has any authority, discretion, responsibility or liability with respect to a Participant's selection of the investment Funds in which his or her Accounts will be invested, the entire authority, discretion and responsibility for, and any results attributable to, the selection being that of the Participant.

5.5.  Beneficiaries and Alternate Payees.
      -----------------------------------

      Solely for purposes of this article, the term "Participant" includes the Beneficiary of a deceased Participant and an alternate payee under a qualified domestic relations order within the meaning of Code section 414(p) unless otherwise provided in such order, but only after

      (1) the Committee has determined the identity of the Beneficiary and the amount of the Account balance to which he or she is entitled in the case of a Beneficiary of a deceased Participant, or

      (2) the Committee has, in accordance with Plan Rules, made a final determination that the order is a qualified domestic relations order and all rights to contest such determination in a court of competent jurisdiction within the time prescribed by Plan Rules have expired or been exhausted in the case of an alternate payee.

                                    ARTICLE

                                      6.
                    WITHDRAWALS DURING EMPLOYMENT AND LOANS
                    ---------------------------------------

6.1.  Withdrawals From Tax Deferred Account.
      --------------------------------------

      Subject to the provisions of Section 6.3, a Participant who has attained age 59-1/2 and has not terminated employment may withdraw all or any portion of his or her Tax Deferred Account balance.

6.2.  Withdrawals from Rollover Account.
      ----------------------------------

      Subject to the provisions of Section 6.3, a Participant who has not terminated employment may withdraw all or any portion of the balance of his or her Rollover Account.

6.3.  Rules for Withdrawals.
      ----------------------

      (A)  Plan Rules may establish a minimum amount for withdrawals.

      (B) A withdrawal distribution will be made only upon the Committee's receipt from a Participant of a complete and accurate written application on a form approved by the Committee.

      (C) Withdrawals from a given Account will be made on a pro rata basis among the investment funds in which such Account is invested.

      (D) No withdrawal may be made from the portion of the Participant's Accounts attributable to a note evidencing a Plan loan.

      (E) All withdrawal distributions will be made in the form of cash or check as soon as administratively practicable after the Committee's determination that a Participant is entitled to receive the withdrawal distribution based on the balance of the Account from which the withdrawal distribution is made as of the close of business on the next regular business day after the Trustee receives instructions from the Committee that all information necessary for processing the distribution has been received and approved.

      (F) The provisions of Section 8.7(A) apply to any withdrawal distribution that constitutes an eligible rollover distribution within the meaning of Code section 402(c)(4).

6.4.  Plan Loans.
      -----------

      (A) A Participant or Beneficiary of a deceased Participant who is a party in interest within the meaning of the Employee Retirement Income Security Act of 1974, as amended, may borrow funds from his or her Accounts, by written loan application to the Committee on a form provided by the Committee, subject, however, to the succeeding provisions of this section.

      (1)  The amount of the loan may not exceed the lesser of:

           (a) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance, during the 12-month period ending on the day before the loan is made, of all loans to the borrower pursuant to the Plan and all other qualified plans maintained by any Affiliated

           Organization over (ii) the outstanding balance of such loans to the borrower on the date on which the loan is made; and

           (b) 50 percent of the borrower's Account balances as of the close of business on the day before the loan is made.

      (2) No borrower who has incurred a tax liability pursuant to Code section 72(p) in connection with a default on a Plan loan will be eligible for any additional loans.

      (3) No individual loan will be made in an amount less than $1,000, or any lesser amount specified in Plan Rules.

      (4) No borrower may have outstanding at any time more than the maximum number of loans specified by Plan Rules.

      (5) Each loan will be charged first against the borrower's Tax Deferred Account and then against his or her Rollover Account.

      (6) Loan proceeds will be obtained on a pro rata basis from the investment fund or funds in which the borrower Accounts are invested.

      (7) To be eligible to receive a loan, a borrower must pay a loan origination fee and annual service fee in an amount determined in accordance with Plan Rules.

      (8) No loan will be made to a Beneficiary prior to the Committee's determination of the identity of and amount distributable to the Beneficiary and the Committee's confirmation of the Beneficiary's status as a party in interest.

      (B) Each loan will bear interest on the unpaid principal balance at a reasonable rate established in accordance with Plan Rules. Interest will accrue from the date on which the first payment is due.

      (C) The Participant will execute a customary form of promissory note and security agreement, which:

      (1) Create in the Trust a valid first lien against one-half of the borrower's entire right, title and interest in and to that portion of his or her Accounts equal to the initial amount of the loan plus accrued and unpaid interest thereon;

      (2) Provide for a maturity date not to exceed five years from the date of the note;

      (3) Provide for payments of principal and interest in equal installments of such frequency, not less frequently than quarterly, in such minimum amounts and for such maximum period as prescribed by Plan Rules;

      (4) Provide that upon the occurrence of any event specified in the note, the unpaid indebtedness will be accelerated and satisfied from any distribution then due and from the balance of the borrower's Accounts that could then be distributed and any remaining unpaid indebtedness will be satisfied from the balance of the borrower's Accounts as and when such balance becomes distributable, in each case with a corresponding reduction to the balance of the borrower's Accounts.

      (D) In addition to the documents described in Subsection (C), each borrower who is an Employee must execute an appropriate document under which each Affiliated Organization is authorized to deduct from the borrower's pay the amount of payments due under the terms of any loan, and each borrower must provide such other documents as may from time to time be required under Plan Rules.

      (E) Before making any loan, the Committee will deliver to the borrower a clear statement of the charges involved in the proposed loan transaction, which statement will include the dollar amount of the loan, the annual rate of the finance charge and the aggregate amount of the finance charge to the date of maturity.

      (F) Each loan is a loan by the Fund, but for trust accounting purposes the loan will be deemed made from the borrower's own Accounts, and the note executed by the borrower will be deemed to be an asset of such Accounts. Upon making a loan, the borrower's Rollover Account or Rollover Account and Tax Deferred Account, as the case may be, will be reduced by an amount equal to the principal balance of the loan, effective as of the date of the loan, and a Loan Account will be established for the borrower with an initial balance equal to the principal amount of such loan. All such Loan Accounts will be excluded for purposes of determining and allocating the net earnings (or losses) of the Trust pursuant to Section 4.2. A borrower's repayments of principal and payments of interest will be credited to the Accounts from which the loan proceeds were obtained in reverse of the order in which the loan proceeds were taken from such Accounts until the amount borrowed from each such Account has been fully replaced by principal repayments. On the close of business next following the Trustee's receipt of such a payment, the Loan Account of each borrower will be reduced by the amount of the principal payment credited to such borrower's Accounts on such date. Repayments of loan principal and payments of interest will be invested among the investment funds in accordance with the borrower's most recent investment directions with respect to contributions under the Plan.

      (G) Loans, including any accrued interest, may be repaid in full without penalty at any time.

      (H) Plan Rules may specify such other terms and conditions as may be necessary or desirable for the administration of loans under this section.

                                    ARTICLE

                                      7.
                                    VESTING
                                    -------

7.1.  Full and Immediate Vesting.
      ---------------------------

      Each Participant will, at all times, have a fully vested nonforfeitable interest in each of his or her Accounts.

                                    ARTICLE

                                      8.
                        DISTRIBUTIONS AFTER TERMINATION
                        -------------------------------

8.1.  Form and Time of Distribution.
      ------------------------------

      (A) Following a Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the Participant or, if the Participant has died, to his or her Beneficiary, the balance of the Participant's Accounts. The amount of any distribution made in the form of a lump sum payment will be equal to the aggregate balance of the Participant's Accounts as of the close of business on the next regular business day after the Trustee receives instructions from the Committee that all information necessary for processing the distribution has been received and approved. Subject to the remaining subsections of this Section 8.1 and Section 8.7(A), distributions will be made in accordance with the following provisions-

      (1) If the aggregate balance of the Participant's Accounts at the time of the distribution is not more than $3500, distribution to the Participant will be made in the form of a lump sum payment as soon as administratively practicable after the Participant's termination of employment or, if the Participant so elects on a form provided by the Committee and received by the Committee not later than a date determined pursuant to Plan Rules, on or as soon as administratively practicable after a date prior to the end of the Plan Year following the Plan Year during which the termination of employment occurs as specified by the Participant. This clause will not apply, however, if the aggregate balance of the Participant's Accounts exceeded $3500 at the time of any previous distribution. [Effective 1/1/93]

      (2) If clause (1) does not apply, distribution to the Participant will be made in the form of a lump sum payment, installment payments, non-periodic payments or a combination of installment and non-periodic payments, as elected by the Participant in accordance with the provisions of this
      Section 8.1 and Plan Rules, on such date or dates as the Participant specifies following his or her termination of employment or earlier attainment of age 70-1/2; provided, however, that if the Participant has not, prior to the deadline for making a deferral election under Subsection
      (B), either (a) made a distribution election to receive a lump sum payment or installment payments pursuant to this clause (2) or a deferral election pursuant to Subsection (B) or (b) begun receiving installment payments under Subsection (C)(2), then distribution will be made in the form of a lump sum payment not later than the sixtieth day after the close of the Plan Year during which there occurs the later of the Participant's termination of employment or sixty-fifth birthday.

      (3) If the aggregate balance of a Participant's Accounts at the time of his or her death is not more than $3500 (whether or not distribution to the Participant had begun prior to his or her death), distribution to the Participant's Beneficiary will be made, in a lump sum payment, as soon as administratively practicable after the Committee's receipt of notice of the Participant's death. If the foregoing sentence does not apply, distribution to the Participant's Beneficiary will be made at such time or times and in such manner as the Beneficiary elects in accordance with Subsection (E).

      (4)  All distributions will be made in the form of cash or check.

      (B) Subject to the provisions of the other subsections of this Section 8.1, a Participant described in Subsection (A)(2) may elect to defer commencement of his or her distribution under the Plan by providing the Committee a written, signed statement indicating whether the benefit will be paid in the form of a lump sum or installment payments and specifying the date on which the payment is to be made or commence, provided such date may not be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Such deferral election must be provided not later than the thirtieth day (or such later date as Plan Rules may allow) after the close of the Plan Year during which there occurs the later of the Participant's termination of employment or sixty-fifth birthday. Plan Rules may permit a Participant to modify any such election in any manner determined by the Committee to be consistent with Code section 401(a)(14) and Treasury Regulations thereunder and the other provisions of this Section 8.1.

      (C) Notwithstanding any other provision of this Section 8.1, if a Participant remains employed following the calendar year in which he or she attains age 70-1/2, distribution will be made or commence on April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2

      (1) for a Participant described in Subsection (A)(1), in the form of a lump sum, and any subsequent contributions (and net earnings thereon) allocated to the Accounts of such Participant will be distributed not later than the last day of the Plan Year following the Plan Year for which such allocation was made, except that, any balance in the Participants' Accounts as of the last day of the Plan Year during which such Participant terminated employment will be distributed within 60 days after the end of such Plan Year, and

      (2) for a Participant described in Subsection (A)(2) who has not previously elected (in accordance with Plan Rules) to receive installment payments, in the form of annual installment payments over the Participant's life expectancy or if applicable, the life expectancy of the Participant and his or her Beneficiary or Beneficiaries in accordance with the provisions of Code section 401(a)(9) and applicable Treasury Regulations, provided the Participant may elect to accelerate such payments or receive additional non-periodic payments in accordance with Subsection (D).

      (D) If a distribution is to be made in installments, such installments will be substantially equal in amount and paid on a monthly, quarterly or annual basis, for a period not extending beyond either the Participant's life expectancy or the life expectancy of the Participant and the Participant's Beneficiary; and, if the Participant's Beneficiary is not the Participant's spouse, the period over which such payments are to be made will be determined by reference to the applicable table of joint life expectancies set forth in Treasury Regulation section 1.401(a)(9)-2. Notwithstanding the foregoing, a Participant who is receiving installment payments may elect, in accordance with Plan Rules, to increase or decrease the amount of the installment payments or to receive a non-periodic payment of all or a portion of the Participant's remaining Account balances. Prior to April 1 of the calendar year following the calendar year during which the Participant attains age 70-1/2, the Participant may elect, in writing to the Committee, whether the life expectancies for the Participant and the Participant's spouse are to be recalculated on an annual basis for purposes of determining the amount of each installment payment hereunder. Any such election will become irrevocable as of the date specified above. If no such election is made, the life expectancies of the Participant and the Participant's spouse will be recalculated on an annual basis.

      (E) If a Participant dies before receiving the full amount to which he or she is entitled, the amount remaining will be distributed to the Participant's Beneficiary at such time or times and in such manner as the Beneficiary elects, subject, however to the following rules -

      (1) If the Participant dies after April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, the distribution will be made to the Beneficiary at a rate that would result in the benefit being distributed at least as rapidly as if distribution were made at the same rate as was in effect immediately prior to the Participant's death.

      (2) If the Participant dies before April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, the distribution will, at the Beneficiary's election, be made either -

           (a) in its entirety (in any form permitted under Subsection (A)(2)) no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death, or

           (b) in installments, commencing no later than December 31 of the calendar year immediately following the calendar year in which the Participant died (unless the Beneficiary is the Participant's spouse, in which case payments will begin no later than the later of the date specified above or December 31 of the calendar year in which the Participant would have attained age 70-1/2 had he or she lived), and being paid over a period not exceeding the Beneficiary's remaining life expectancy (as determined on the basis of the Beneficiary's age as of the date on which payments are required to commence under this clause (2) and, if the Beneficiary is the Participant's spouse, as redetermined on an annual basis).

      A Beneficiary's election with respect to whether clause (2)(a) or (b) above will apply to distributions of any amount remaining at the Participant's death must be made no later than the earlier of the dates set forth in clause 2(a) and (b), and is irrevocable following such date. If the Beneficiary fails to make an election under clause (2), distribution will be made in the manner set forth at clause (2)(a). If the Participant's spouse is the Beneficiary and dies after the Participant's death but before distributions to such spouse have commenced, the foregoing rules will be applied as if the surviving spouse were the Participant, including the substitution of the surviving spouse's date of death for the Participant's date of death; provided that the alternative commencement date in clause (2)(b) relating to the date on which the Participant would have attained age 70-1/2 had he or she lived will not be available.

      (F) Notwithstanding any other provision of the Plan to the contrary, distributions will be made in accordance with Treasury Regulations issued under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) take precedence over any distribution options that are inconsistent with Code section 401(a)(9).

8.2.  Beneficiary Designation.
      ------------------------

      (A)

      (1) A Participant may designate, on a form furnished by the Committee, one or more primary Beneficiaries or alternative Beneficiaries for all or a specified fractional part of his or her aggregate Accounts and may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Committee during the Participant's lifetime. Subject to Subsection (B), no such change or revocation requires the consent of any person.

      (2)  If a Participant

           (a) fails to designate a Beneficiary, or

           (b) revokes a Beneficiary designation without naming another Beneficiary, or

           (c) designates one or more Beneficiaries none of whom survives the Participant,

      for all or any portion of the Accounts, such Accounts or portion is payable to the first class of the following classes of automatic Beneficiaries that includes a member surviving the Participant:

          Participant's spouse;
          Participant's issue, per stirpes and not per capita;
          Participant's parents;
          Participant's brothers and sisters;
          Representative of Participant's estate.

      (3) When used in this section and, unless the designation otherwise specifies, when used in a Beneficiary designation, the term "per stirpes" means in equal shares among living children and the issue (taken collectively) of each deceased child, with such issue taking by right of representation; "children" means issue of the first generation; and "issue" means all persons who are descended from the person referred to, either by legitimate birth or legal adoption. The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary, any remaining payments are payable to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

      (B) Notwithstanding Subsection (A), no designation of a Beneficiary other than the Participant's spouse is effective unless such spouse consents to the designation. Any such consent is effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

8.3.  Assignment, Alienation of Benefits.
      -----------------------------------

      (A) Except as required under a qualified domestic relations order or by the terms of any loan from the Trust, no benefit under the Plan may in any manner be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so is void; and no such benefit will in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

      (B) To the extent provided in a qualified domestic relations order, distribution of benefits assigned to an alternate payee by such order may be distributed to the alternate payee in the form of a lump sum payment prior to the Participant's earliest retirement age. The terms "qualified domestic relations order," "alternate payee" and "earliest retirement age" have the meanings given in Code section 414(p).

8.4.  Payment in Event of Incapacity.
      -------------------------------

     If the Committee determines that any person entitled to receive any payment under the Plan is physically, mentally, or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for such person, the Committee in its discretion may (but is not required to) cause any sum otherwise payable to such person to be paid to any one or more as may be chosen by the Committee from the following: the Beneficiaries, if any, designated by such person, the institution maintaining such person, a custodian for such person under the Uniform Transfers to Minors Act of any state or such person's spouse, children, parents or other relatives by blood or marriage. Any such payment completely discharges all liability under the Plan to the extent of the payment.

8.5.  Payment Satisfies Claims.
      ---------------------------

     Any payment to or for the benefit of any Participant, legal representative or Beneficiary in accordance with the provisions of the Plan will, to the extent of such payment, be in full satisfaction of all claims against the Trustee, the Committee and all Affiliated Organizations, any of which may require the payee to execute a receipted release as a condition precedent to such payment.

8.6.  Disposition if Distributee Cannot be Located.
      -----------------------------------------------

     If the Committee is unable to locate a Participant or Beneficiary to whom a distribution is due, the Participant's Accounts will continue to be held in the Fund until such time as the Committee has located the Participant or Beneficiary or the Participant or Beneficiary makes a proper claim for the benefit, as the case may be; provided, that, any Accounts not claimed within the period prescribed by applicable escheat laws will be paid to such governmental authorities, in such manner, as is specified in such laws. Participant's Accounts will be reduced, on a pro rata basis from among his or her Accounts, to reimburse the Company for any reasonable expenses incurred in attempting to locate such Participant or Beneficiary.

8.7.  Transfers to Other Plans or Individual Retirement Arrangements.
      -----------------------------------------------------------------
     (A) To the extent a distribution pursuant to the Plan is an "eligible rollover distribution" within the meaning of Code section 402(c)(4), the Committee will, if so instructed by the distributee in accordance with Plan Rules, direct the trustee to make the distribution to an "eligible retirement plan" within the meaning of Code section 402(c)(8). The foregoing provision will not apply if (1) the aggregate taxable distribution to be made to the distributee during the distributee's taxable year is less than $200, (2) if less than the entire taxable amount of the distribution is to be distributed to an eligible retirement plan, and the amount to be distributed to the eligible retirement plan is less than $500 or (3) with respect to any portion of an eligible rollover distribution that consists of an offset amount with respect to a Plan loan. Not more than 90 days and not less than 30 days before any eligible rollover distribution, the Committee will provide the distributee with a notice that satisfies the requirements of Code section 402(f). A distributee may waive the 30-day advance notice requirement in a manner specified in Plan Rules.

        (B) The Committee may, in conjunction with (1) the sale of an Affiliated Organization or the sale by an Affiliated Organization of all or a portion of a business operation of the Affiliated Organization, direct the Trustee to transfer the balance of any or all of the Accounts of each Participant who is employed with the purchaser of such business operation or an affiliate, to the trustee of a plan sponsored by such purchaser or an affiliate or (2) a Participant who has ceased to be a Qualified Employee becoming a participant in a plan sponsored by an Affiliated Organization, direct the Trustee to transfer the balance of any or all of the Participant's Accounts to the trustee of the Affiliated Organization's plan; provided, in either case, that

     (a) such other plan is qualified under Code section 401(a),

     (b) such other plan satisfies the withdrawal requirements set forth in Code section 401(k) with respect to such transferred Accounts to which such requirements are applicable under the Plan, and

     (c) such trustee is willing to accept such transfer.

                                    ARTICLE

                                      9.
                           CONTRIBUTION LIMITATIONS
                           ------------------------

9.1.  Tax Deferred Contribution Dollar Limitation.
      ----------------------------------------------

     The aggregate amount of Tax Deferred Contributions and other "elective deferrals" (within the meaning of Code section 402(g)(3)) under any qualified plan maintained by an Affiliated Organization with respect to a Participant for any taxable year of the Participant may not exceed $7000 (automatically adjusted for increases in the cost of living in accordance with Treasury Regulations).
If the foregoing limitation is exceeded for any taxable year of the Participant, the Participant will be deemed to have notified the Committee of such excess and the amount of Tax Deferred Contributions in excess of such limitation, increased by Fund earnings or decreased by Fund losses attributable to the excess determined in accordance with Section 9.3, will be distributed to the Participant. Such distribution may be made at any time after the excess amounts are received, but not later than April 15 of the taxable year following the taxable year to which such limitation relates. The amount distributed to a Participant who has made elective deferrals for the taxable year other than pursuant to Section 3.1 will be determined in accordance with written allocation instructions received by the Committee from the Participant not later than March 1 of the taxable year following the taxable year with respect to which the Tax Deferred Contributions were made.

9.2. Actual Deferral Percentage Limitations.
     ---------------------------------------
        (A) Notwithstanding Section 3.1, for any Plan Year, Tax Deferred Contributions may be made on behalf of Participants who are Highly Compensated Employees with respect to a Plan Year only to the extent the requirements of Code section 401(k)(3), as set forth at subsection (B), are satisfied. To the extent deemed necessary by the Committee in order to comply with such requirements, the Committee may, in accordance with Plan Rules, prospectively decrease the rate at which a Participant's Eligible Earnings will be reduced.

        (B) (1) The requirements of Code section 401(k)(3) will be satisfied for any Plan Year if, for that Plan Year, the Plan satisfies the requirements of Code section 410(b)(1) with respect to "eligible employees" and either of the following tests:

          (a) the "actual deferral percentage" for eligible employees who are Highly Compensated Employees is not more than the product of the actual deferral percentage for all other eligible employees, multiplied by one and one-quarter; or

          (b) the excess of the actual deferral percentage for eligible employees who are Highly Compensated Employees over the actual deferral percentage for all other eligible employees is not more than two percentage points and the actual deferral percentage for such Highly Compensated Employees is not more than the product of the actual deferral percentage of all other eligible employees, multiplied by two.

          (2)  For purposes of this section,

          (a) "eligible employee" means a Qualified Employee who is eligible to have Tax Deferred Contributions made on his or her behalf for the Plan Year in question or would be eligible but for a suspension imposed pursuant to Section 3.1(B)(4); and

          (b) "actual deferral percentage," with respect to either of the two groups of eligible employees referenced above, is the average of the ratios, calculated separately for each eligible employee in the particular group, of the amount of Tax Deferred Contributions made on the eligible employee's behalf for that Plan Year, to the eligible employee's Testing Wages for the Plan Year or the portion of the Plan Year during which he or she was an eligible employee, as specified in Plan Rules. In computing the actual deferral percentage, the following rules are applicable.

               (i) If aggregation of Tax Deferred Contributions and Testing Wages is required under Sections 11.16(C) and 11.33(C), the actual deferral percentage of the Highly Compensated Employee to whom the aggregate amounts are attributed is the actual deferral percentage determined for the group of all eligible family members, treating such group as a single eligible employee.

               (ii) If any eligible employee is required to be aggregated with more than one family group under Section 11.16(C), all the groups which the eligible Employee is aggregated will be treated as a single family group.

               (iii) Any Tax Deferred Contributions made on behalf of an eligible employee who is not a Highly Compensated Employee that are in excess of the limitation of Section 9.1 will be excluded.

               (iv) Any Tax Deferred Contributions that are distributed to the eligible employee pursuant to Section 9.4(C) will be excluded.

               (v) Elective contributions under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be included.

               (vi) To the extent required by Treasury Regulations, elective contributions made under any other cash or deferred arrangement of any Affiliated Organization on behalf of any eligible employee who is a Highly Compensated Employee will be included.

        (C) If, for any Plan Year, the requirements of Subsection (B) are not satisfied, the Committee will determine the amount by which Tax Deferred Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection
     (B). The determination will be made by successively decreasing the rate of Eligible Earnings reductions for Highly Compensated Employees who, during the Plan Year, had the greatest percentage of Eligible Earnings reductions made on their behalf, to the next lower percentage, then again decreasing the percentage of such Highly Compensated Employees' Eligible Earnings reductions, together with the percentage of Eligible Earnings reductions of such Highly Compensated Employees who were already at such lower percentage, to the next lower percentage, and continuing such procedure for as many percentage decreases as the Committee deems necessary. The Committee may make such reductions in any amount in lieu of one percent increments.


        (D) At such time as the Committee specifies following the last day of the Plan Year for which the determination described in Subsection (C) is made, but in no case later than the last day of the following Plan Year, the amount of excess Tax Deferred Contributions so determined, increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 9.3, will be returned to each such Highly Compensated Employee. The amount to be returned pursuant to the foregoing sentence with respect to any Plan Year will be reduced by the portion of the amount, if any, distributed pursuant to Section 9.1 that is attributable to Tax Deferred Contributions that relate to such Plan Year, determined by assuming that Tax Deferred Contributions in excess of the limitation described in Section 9.1 for a given taxable year are the first contributions made for a Plan Year falling within such taxable year.


        (E) Any excess amount determined under Subsection (C) for a Highly Compensated Employee whose actual deferral percentage is determined under item (i) of Subsection (B)(2)(b) will be allocated among all persons whose contributions are aggregated to determine such percentage in proportion to the amount of Tax Deferred Contributions made on behalf of each with respect to the Plan Year.

9.3.  Earnings on Excess Contributions.
      ---------------------------------

     The amount of Fund earnings or losses with respect to the excess amount of contributions returned to a Highly Compensated Employee pursuant to the foregoing provisions of this article is an amount equal to the product of the total earnings or losses for the Participant's Tax Deferred Account for the Plan Year, multiplied by a fraction, the numerator of which is the excess amount of contributions made on the Participant's behalf to his or her Tax Deferred Account for the Plan Year, and the denominator of which is the closing balance of the Account for the Plan Year, decreased by the amount of earnings credited to the Account, or increased by the amount of losses debited to the Account, for the Plan Year.

9.4.  Aggregate Defined Contribution Limitations.
      -------------------------------------------
   (A) Notwithstanding any contrary provisions of this Plan, there will not be allocated to any Participant's Accounts for a Plan Year any amount that would cause the aggregate "annual additions" with respect to the Participant for the Plan Year to exceed the lesser of

        (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins) and

        (2) 25 percent of the Participant's Section 415 Wages for the Plan Year.

   (B) For purposes of Subsection (A), the "annual additions" with respect to a Participant for a Plan Year is the sum of:

        (1) the amount of Tax Deferred Contributions allocated to the Participant's Accounts for the Plan Year (including any such Tax Deferred Contributions that are distributed pursuant to Section 9.2, but excluding any Tax Deferred Contributions in excess of the limitation described in
     Section 9.1 that are distributed to the Participant by the April 15 following the Plan Year to which the contributions relate) and employer contributions, employee contributions and forfeitures allocated to the Participant's accounts under any other qualified defined contribution plan maintained by an Affiliated Organization for the Plan Year; plus

        (2) the amount, if any, attributable to post-retirement medical benefits that is allocated to a separate account for the Participant as a "key employee" (as defined in Code section 416(i)) to the extent required under Code section 419A(d)(1).

(C)

(1) If the Committee determines that the limitation under Subsection (A) would otherwise be exceeded for a Plan Year, to the extent necessary to prevent such excess from occurring the amount of a Participant's Eligible Earnings reductions and Tax Deferred Contributions will be prospectively reduced.

(2) If, in spite of such reductions and as a result of reasonable error in estimating the amount of the Participant's Eligible Earnings, Tax Deferred Contributions, other elective deferrals within the meaning of Code section 402(g)(3) or Section 415 Wages for the Plan Year, the limitation would otherwise be exceeded, then, to the extent required to prevent such excess, the amount of Tax Deferred Contributions made on behalf of the Participant, together with earnings on such contributions, will be distributed to the Participant.

9.5.  Aggregate Defined Contribution/Defined Benefit Limitations.
      -----------------------------------------------------------

(A) In no event will the amount of a Participant's annual additions under the Plan exceed an amount that would cause the decimal equivalent of the sum of the "defined benefit fraction" plus the "defined contribution fraction" to exceed one.

(B) The "defined benefit fraction" is a fraction, the numerator of which is the Participant's aggregate projected annual benefit under all qualified defined benefit pension plans maintained by any Affiliated Organization (determined as of the end of the Plan Year), and the denominator of which is the lesser of:

(1)  125 percent of the maximum dollar benefit limitation in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins under such defined benefit pension plans; and

(2) 40 percent of the average Section 415 Wages of the Participant during the three consecutive Plan Years during which he or she was a Participant in any such defined benefit pension plan which produce the highest average.

(C) The "defined contribution fraction" is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts for the Plan Year under this Plan and all other qualified defined contribution plans maintained by any Affiliated Organization, determined in the manner described in Section 9.4, and the denominator of which is the aggregate of the lesser of:

(1) 125 percent of the maximum annual addition dollar limit in effect under Code section 415(c)(1)(A) for the calendar year during which the Plan Year in question begins; and

(2) 140 percent of 25 percent of the Participant's Section 415 Wages for the Plan Year,

     applied for all years during which the Participant was employed with an Affiliated Organization, without regard to whether there was a defined contribution plan in effect during all such years.

(D) If the annual additions that would otherwise be made with respect to a Participant for a Plan Year would cause the limitation of Subsection (A) to be exceeded, the Participant's benefit under one or more qualified defined benefit pension plans maintained by an Affiliated Organization will, to the extent provided in such plans, be reduced to the extent necessary to prevent such excess from occurring, and, if a sufficient reduction cannot be made under such plans, the provisions of Section 9.4(C) will be applied to reduce the amount of the annual additions to the Participant's Accounts under this Plan for such Plan Year to the extent necessary to prevent such excess.

9.6.  Committee's Discretion.
      -------------------------

     Notwithstanding the foregoing provisions of this article, the Committee may, in its discretion, apply the provisions of Sections 9.1 through 9.5 in any manner permitted by Treasury Regulations that will cause the Plan to satisfy the limitations of the Code incorporated in such sections, and the Committee's good faith application of Treasury Regulations is binding on all Participants and Beneficiaries.

                                    ARTICLE

                                      10.
                           AMENDMENT AND TERMINATION
                           -------------------------

10.1.  Authority to Amend and Procedure.
       ---------------------------------

(A) Subject to any contractual obligations, Jostens, Inc., or any successor, reserves the right to amend the Plan at any time, to any extent that it may deem advisable. Each amendment will be stated in a written instrument approved in advance or ratified by the Board and executed in the name of Jostens, Inc. by its President or a Vice President and attested by the Secretary or an Assistant Secretary. On and after the effective date of the amendment, all interested persons will be bound by the amendment; provided, first, that no amendment will increase the duties or liabilities of the Trustee without its written consent; and, second, that no amendment will have any retroactive effect so as to deprive any Participant, or any Beneficiary of a deceased Participant, of any benefit already accrued or vested or of any option with respect to the form of such benefit that is protected by Code section 411(d)(6), except that any amendment that is required to conform the Plan with government regulations so as to qualify the Trust for income tax exemption may be made retroactively to the Effective Date of the Plan or to any later date.

(B) If the schedule for determining the extent to which benefits under the Plan are vested is changed, each Participant with at least three years of service may elect to have his or her vested benefits determined without regard to such change by giving written notice of such election to the Committee within the period beginning on the date such change was adopted and ending 60 days after the latest of (1) the date such change is adopted,
     (2) the date such change becomes effective or (3) the date the Participant is issued notice of such change by the Committee or the Trustee. Except as otherwise provided in an amendment permitted by Treasury Regulations, if an optional form of benefit payment protected under Code section 411(d)(6) is eliminated, each Participant may elect to have that portion of his or her Account balance that was accrued as of the date of such elimination distributed in the optional form of benefit that was eliminated.

(C) The provisions of the Plan in effect at the termination of a Participant's employment will, except as specifically otherwise provided by a subsequent amendment, continue to apply to such Participant.

10.2.  Authority to Terminate and Procedure.
       ---------------------------------------

     Subject to any contractual obligations, Jostens, Inc., or any successor, reserves the right to terminate the Plan in its entirety at any time. The Plan will terminate as of the date specified in a written instrument adopted by the Board and executed in the manner of an amendment. [Effective 1/1/93]

10.3.  Distribution Following Termination, Partial Termination or Discontinuance
       -------------------------------------------------------------------------
of Contributions.
-------------------

     After termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the Trustee will continue to hold and distribute the Fund at the times and in the manner provided by Section
8.1 as if such event had not occurred or, if the Committee so directs in accordance with Treasury Regulations, will distribute to each Participant or Beneficiary of any deceased Participant the entire balance of his or her Accounts.

                                    ARTICLE

                                      11.
                 DEFINITIONS, CONSTRUCTION AND INTERPRETATIONS
                 ---------------------------------------------

     The definitions and the rules of construction and interpretations set forth in this article will be applied in construing this instrument unless the context otherwise indicates.

11.1.  Account.
       ----------
     An "Account" with respect to a Participant is either or both of the accounts maintained on his or her behalf pursuant to Section 4.1, as the context requires.

11.2.  Affiliated Organization.
       --------------------------
     An "Affiliated Organization" is -

     (a) for purposes of applying the limitations set forth at Sections 9.4 and
     9.5 of the Plan, any member of a controlled group of corporations (within the meaning of Code section 1563(a) without regard to Code sections 1563(a)(4) and 1563(e)(C)) that includes the Company or any trade or business (whether or not incorporated) that together with the Company is under common control (within the meaning of Code section 414(c)), the determination of any such corporation or trade or business being made under Code section 1563(a) by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" wherever it appears in such Code section, and

     (b) for all other purposes, any corporation that is a member of a controlled group of corporations (within the meaning of Code section 1563(a) without regard to Code sections 1563(a)(4) and 1563(e)(3)(C)) that includes the Company, any trade or business (whether or not incorporated) that together with the Company is under common control (within the meaning of Code section 414(c)), any member of an "affiliated service group" (within the meaning of Code section 414(m)) of which the Company is a member or any other organization that, together with the Company, is treated as a single employer pursuant to Code section 414(o) and Treasury Regulations thereunder.

11.3.  Beneficiary.
       --------------

     A "Beneficiary" is a person designated or otherwise determined under the provisions of Section 8.2 as the distributee of benefits payable after the death of a Participant. A person designated as or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or rights under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

11.4.  Board.
       --------

     The "Board" is the board of directors of Jostens, Inc. or any successor. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors of Jostens, Inc. or any successor.

11.5.  Code.
       -------

     The "Code" is the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

11.6.  Committee.
       ------------
     The "Committee" is the Benefits Administration Committee constituted under
Article XII.  [Effective 1/26/95]

11.7.  Company.
       ----------
     The "Company" is American Yearbook Company, doing business as Jostens Printing and Publishing Division.

11.8.  Consent of Spouse.
       --------------------
     Whenever the consent of a Participant's spouse is required with respect to any act of the Participant, such consent will be deemed to have been obtained only if:

     (a) the Participant's spouse executes a written consent to such act, which consent acknowledges the effect of such act and is witnessed by a notary public; or

     (b) the Committee determines that no such consent can be obtained because the Participant has no spouse, because the Participant's spouse cannot be located, or because of such other circumstances as may, under Treasury Regulations, justify the lack of such consent.

     Any such consent by the Participant's spouse or such determination by the Committee that such spouse's consent is not required is effective only with respect to the particular spouse of the Participant who so consented or with respect to whom such determination was made. Any such consent by the Participant's spouse to an act of the Participant under the Plan is irrevocable with respect to that act.

11.9.  Disabled.
       -----------

     A Participant will be considered to be "Disabled" only if the Committee determines that he or she is unable to perform each and every duty of his or her occupation on the basis of a report of a medical doctor approved by the Committee; provided, that the Committee may accept or require, either in addition to or in lieu of such doctor's determination, proof of the Participant's eligibility for disability benefits under the Social Security Act.

11.10.  Effective Date.
        -----------------
     The "Effective Date" of the Plan is January 1, 1989.

11.11.  Eligible Earnings.
        --------------------
(A) The "Eligible Earnings" of a Participant for any Plan Year are the following elements of the Participant's earnings that are received by the Participant from the Company for the portion of the Plan Year during which he or she is eligible to participate in the Plan: basic or regular wages, overtime pay, shift differential pay, sick pay, holiday pay, vacation pay, severance pay, short-term disability pay and such other elements of earnings specified in Plan Rules. The amount determined pursuant to the foregoing sentence will be increased by the amount of Eligible Earnings reductions experienced by the Participant pursuant to the provisions of this Plan, any other plan maintained by a Participating Employer that contains a cash or deferred arrangement pursuant to Code section 401(k) and any cafeteria plan maintained by a Participating Employer pursuant to Code section 125 for the portion of the Plan Year, to the extent such reductions are not otherwise included for the portion of the Plan Year. Further increases or decreases may be made to Eligible Earnings for any amounts of an unusual or nonrecurring nature, as specified in Plan Rules.

(B) Notwithstanding Subsection (A), in no event will a Participant's Eligible Earnings for any Plan Year beginning after December 31, 1993 be taken into account to the extent it exceeds $150,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 401(a)(17) for the calendar year during which the Plan Year in question begins).

(C) In the case of a Participant who is a Highly Compensated Employee described in clause (1) of Section 11.16(A), or of a Highly Compensated Employee described in clause (2) or (3) of Section 11.16(A) whose "compensation" (as defined in Section 11.16(B)(2)) for the Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, the limitation set forth in Subsection (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 prior to the end of the Plan Year in question as if they were a single Participant.

11.12.  Employee.
        -----------
     An "Employee" is any individual who is classified by an Affiliated Organization as a common-law employee of the Affiliated Organization.

11.13.  Fund.
        -------

     The "Fund" is the total of all of the assets of every kind and nature, both principal and income, held in the Trust at any particular time or, if the context so requires, one or more of the investment funds described in Section 5.1.

11.14.  Governing Law.
        ----------------

     To the extent that state law is not preempted by provisions of the Employee Retirement Income Security Act of 1974, as amended, or any other laws of the United States, this Plan will be administered, construed and enforced according to the internal, substantive laws of the State of Minnesota, without regard to its conflict of law rules.

11.15.  Headings.
        -----------
     The headings of articles and sections are included solely for convenience. If there exists any conflict between such headings and the text of the Plan, the text controls.

11.16.  Highly Compensated Employee.
        -----------------------------
(A)  A "Highly Compensated Employee" for any Plan Year is any employee who -

(1) at any time during such Plan Year or the preceding Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Code section 318) more than five percent of the outstanding stock of an Affiliated Organization or stock possessing more than five percent of the total combined voting power of all outstanding stock of an Affiliated Organization, or

(2)  during the Plan Year preceding such Plan Year -

          (a) received compensation in excess of $75,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(B) for the calendar year during which the Plan Year in question begins), or

          (b) received compensation in excess of $50,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(C) for the calendar year during which the Plan Year in question begins) and whose compensation exceeded the compensation of at least 80 percent of all employees, excluding, for purposes of determining the number of employees in such group but not for purposes of determining the specific employees comprising the group, all employees who (i) have completed less than six months of service with the Affiliated Organizations, (ii) normally work fewer than 17-1/2 hours per week for the Affiliated Organizations, (iii) normally work for the Affiliated Organizations during not more than six months during any calendar year, or (iv) have not attained age 21, or

          (c) was at any time an officer of an Affiliated Organization (an administrative executive in regular and continued service with the Affiliated Organization) and received compensation in excess of 50 percent of the amount in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins, but in no case will there be taken into account more than the lesser of
          (i) 50 persons, or (ii) the greater of three persons or ten percent of the aggregate number of employees, excluding, for the purpose of determining the number of such officers, any employees who are excluded pursuant to clause (b); or, if no officer of an Affiliated Organization received compensation in excess of such amount, the officer with the highest compensation for the Plan Year, or

(3) during such Plan Year, is described in items (a), (b) or (c) of clause (2) and received compensation in an amount that is not less than the amount of compensation received by at least 100 other employees.

(B)  For purposes of this section,

(1) an "employee" is any individual (other than a nonresident alien who receives no earned income, within the meaning of Code section 911(d)(2), from an Affiliated Organization that constitutes income from sources within the United States, within the meaning of Code section 861(a)(3)) who, during the Plan Year for which the determination is being made, performs services for an Affiliated Organization as -

          (a) a common law employee,

          (b) an employee pursuant to Code section 401(c)(1), or

          (c) a leased employee who is treated as an employee of an Affiliated Organization pursuant to Code section 414(n)(2) or 414(o)(2), and

(2) "compensation" for any period means an employee's Section 415 Wages for the period increased by the amount of any reductions to the employee's compensation for the period in connection with an election by the employee made pursuant to a plan maintained by an Affiliated Organization under Code section 125 or 401(k).

(C) For purposes of applying Sections 9.2, any employee who is the spouse, a lineal ascendant or descendant or the spouse of a lineal ascendant or descendant of a Highly Compensated Employee described in clause (1) of Subsection (A), or of a Highly Compensated Employee described in clause (2) or (3) of Subsection (A) whose compensation for the Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, will not be considered a separate employee and any Eligible Earnings with respect to such employee, and any contributions allocated to the employee's Accounts under this Plan if the employee is a Participant, will be deemed to have been paid to, or allocated to the Accounts of, such Highly Compensated Employee.

11.17.  Hour of Service.
        ------------------

     An "Hour of Service" is an hour for which a Qualified Employee is paid, or entitled to payment, for the performance of duties for the Company.

11.18.  Number and Gender.
        --------------------

     Wherever appropriate, the singular number may be read as the plural, the plural may be read as the singular, and the masculine gender may be read as the feminine gender.

11.19.  Participant.
        --------------

     A "Participant" is an individual who has satisfied the eligibility requirements of Article II, following initial hire or rehire, as the case may be, with respect to whom contributions have been made and who has not ceased to be a Participant pursuant to Section 2.4.

11.20.  Plan.
        -------

     The "Plan" is that set forth in this instrument as it may be amended from time to time.

11.21.  Plan Rule.
        ------------

     A "Plan Rule" is a rule, policy, practice or procedure adopted by the Committee pursuant to Section 12.2.

11.22.  Plan Year.
        ------------
     A "Plan Year" is the 12-month period beginning on July 1 and ending on June 30 of the following year.

11.23.  Qualified Employee.
        --------------------
     A "Qualified Employee" is any Employee who performs services for the Company and whose terms of employment are covered under an agreement between the Company and the Union.

11.24.  Rollover Account.
        -------------------
     The "Rollover Account" is the account established pursuant to clause (d) of
Section 4.1 to evidence the amounts, if any, rolled over from an individual retirement arrangement or another qualified plan, or transferred directly from another qualified plan with respect to a Participant, pursuant to Section 3.2.

11.25.  Section 415 Wages.
        -------------------
(A) An individual's "Section 415 Wages" for any period is the sum of all remuneration received by the individual during such period from all Affiliated Organizations that constitutes "compensation" within the meaning of Code section 415(c)(3) and Treasury Regulations thereunder.

(B) The Committee may, for any Plan Year, determine the items of remuneration that, in accordance with Treasury Regulations, will be included in Section 415 Wages for the Plan Year; provided that for each purpose under this Plan, the Committee's determination will be uniform throughout any Plan Year.

(C) Section 415 Wages will not include the amount by which an individual's remuneration is reduced in connection with an election by the individual made pursuant to a plan maintained under Code section 125 or 401(k).

11.26.  Tax Deferred Account.
        -----------------------
     The "Tax Deferred Account" is the account established pursuant to clause
(a) of Section 4.1 to evidence Tax Deferred Contributions made on behalf of a Participant.

11.27.  Tax Deferred Contributions.
        ----------------------------
     "Tax Deferred Contributions" mean contributions made by the Company on behalf of Participants pursuant to Section 3.1.

11.28.  Termination of Employment.
        ----------------------------
(A) For purposes of determining entitlement to a distribution under this Plan, a Participant will be deemed to have terminated employment only if he or she has completely severed his or her employment relationship with all Affiliated Organizations or become Disabled. Neither transfer of employment among Affiliated Organizations nor absence from active service by reason of disability leave, other than in connection with his or her becoming Disabled, or any other leave of absence will constitute a termination of employment.

(B) A Participant will be deemed to have terminated employment in conjunction with the disposition of all or any portion of the business operation of an Affiliated Organization which is a disposition of a subsidiary or of substantially all of the assets used in a trade or business of an Affiliated

     Organization within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied.

(C) A Participant who, in conjunction with the disposition of all or any portion of a business operation of an Affiliated Organization which is not described in Subsection (B), transfers employment to the acquiror of such business operation or to any affiliate of such acquiror will not be considered to have terminated employment. If a Participant is deemed to have continued employment by reason of the preceding sentence, such sentence will continue to apply to such Participant in the event of any subsequent transfer of employment in conjunction with the disposition of all or any portion of a business operation of the initial acquiror or any subsequent acquirors which is not a disposition of a subsidiary of such acquiror or of substantially all of the assets used in a trade or business of such acquiror within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied. Except in conjunction with such a disposition of a subsidiary or substantially all of the assets used in a trade or business of the seller, such a Participant will be considered to have terminated employment only when he or she has severed the employment relationship with all such acquirors and their affiliates.

11.29.  Testing Wages.
        ----------------

(A) An individual's "Testing Wages" for any period is his or her Section 415 Wages for such period increased by the amount of any reductions to the individual's compensation for the period in connection with an election by the individual under a plan maintained by an Affiliated Organization under Code section 125 or 401(k).

(B) Notwithstanding Subsection (A), in no event will a Participant's Testing Wages for any Plan Year beginning after December 31, 1993 be taken into account to the extent it exceeds $150,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 401(a)(17) for the calendar year during which the Plan Year in question begins).

(C) In the case of a Participant who is a Highly Compensated Employee described in clause (1) of Section 11.16(A), or of a Highly Compensated Employee described in clause (2) or (3) of Section 11.16(A) whose "compensation" (as defined in Section 11.16(B)(2)) for a Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, the limitation set forth in Subsection (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 prior to the end of the Plan Year in question as if they were a single Participant.

11.30.  Treasury Regulations.
        -----------------------

     "Treasury Regulations" mean regulations, rulings, notices and other promulgations issued under the authority of the Secretary of the Treasury that apply to, or may be relied upon in the administration of, this Plan.

11.31.  Trust.
        --------
     The "Trust" is that created for purposes of implementing benefits under the Plan, and may, as from time to time amended, be referred to as the "Jostens 401(k) Master Trust."

11.32.  Trustee.
        ----------
     The "Trustee" is the corporation and/or individual or individuals who from time to time is or are the duly appointed and acting trustee or trustees of the Trust.

11.33.  Union.
        --------
     The "Union" is GCIU Locals 49C and 23B.

                                    ARTICLE

                                      12.
                             ADMINISTRATION OF PLAN
                             ----------------------

12.1.  Benefits Administration Committee Named Fiduciary.
       ----------------------------------------------------

(A) The general administration of the Plan and the duty to carry out its provisions is vested in the Chief Executive Officer of the Company, who is a "named fiduciary" of the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. The Chief Executive Officer will appoint a Benefits Administration Committee of two or more members to serve at his or her pleasure. Such Benefits Administration Committee is a "named fiduciary" of the Plan to the extent of its administrative duties and responsibilities under the Plan. The Benefits Administration Committee will possess those rights, powers and duties specifically delegated to it under the terms of the Plan, together with such other administrative duties as may from time to time be delegated by the Chief Executive Officer. The Benefits Administration Committee may adopt bylaws for the conduct of its affairs, may appoint a secretary (who need not be a member of the Benefits Administration Committee) to keep its records and may delegate to such of its members as it may select the authority to execute and deliver such documents as may be adopted or authorized by the Benefits Administration Committee. [Effective 1/26/95]

(B) The Committee may delegate to any Employee or other person, whether or not such Employee or person is a Committee member, authority to perform any ministerial act or fiduciary duty. Any such delegation of fiduciary duty must be in writing and must be furnished to the person to whom the duty is delegated. Upon such person's filing an acknowledgment and acceptance of such delegation, that person will become a fiduciary of the Plan with respect to that duty and, to the extent allowed under applicable law, the Committee will be relieved of fiduciary responsibility with respect to that duty. Such person's fiduciary responsibility with respect to that duty will terminate upon revocation of such delegation by the Committee or upon revocation of such acceptance by such person. Any such revocation must be in writing, and will be effective upon delivery thereof to the person to whom the duty was delegated or to a member of the Committee, as the case may be.

12.2.  Plan Rules.
       -------------

     The Committee has discretionary power and authority to make and enforce such Plan Rules as the Committee deems necessary or advisable for the effective administration of the Plan and to modify or rescind any such Plan Rules. Plan Rules will be uniform and nondiscriminatory with respect to similarly situated persons.

12.3.  Discretionary Actions.
       ------------------------

     The Committee has discretionary power and authority to make all determinations necessary or proper for the efficient administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the Plan and Plan Rules, including the discretionary power and authority to remedy possible ambiguities, inconsistencies, omissions or erroneous Account balances. To the extent allowed by applicable law, all rules, regulations, determinations and remedies so made are final and binding on all Participants, Beneficiaries and other interested parties. In the exercise of its discretionary powers, the Committee will treat all persons similarly situated in a uniform matter.

12.4.  Compensation.
       --------------

     Committee members will not receive compensation from the Plan or Trust for their services as such, but they are entitled to reimbursement for all sums reasonably and necessarily expended by them in the performance of their duties.

12.5.  Professional Assistance.
       --------------------------

     The Committee may retain such accounting, recordkeeping, legal and clerical services as they reasonably deem to be required in the administration of the Plan, and may pay reasonable compensation for such services. The Committee is entitled to rely conclusively on all tables, valuations, certificates, opinions and reports furnished to them by such persons and on all information, elections and designations furnished to them by Participants and the Company.

12.6.  Payment of Administrative Costs.
       ----------------------------------

     Reimbursements under Section 12.4, compensation under Section 12.5 and all other costs of establishing and administering the Plan may, at the sole discretion of the Committee, be paid by the Trustee from the Fund, upon statements issued by the Committee, but to the extent not so paid, will be paid by the Company.

12.7.  Indemnification.
       ------------------

     The Company and Jostens, Inc. (or its successor) jointly and severally agree to indemnify the Committee members, and each director, officer and Employee against any and all liabilities, losses, costs and reasonable expense (including legal fees) of every kind and nature that may be imposed on, incurred by or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Company and Jostens, Inc. (or its successor) have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this section, unless they are determined to be due to gross negligence or intentional misconduct.

12.8.  Benefit Claim Procedure.
       --------------------------

     Within a reasonable time following termination of a Participant's employment, the Committee will notify the Participant or the Beneficiary, of the amount of benefits, if any, payable under the Plan. Not later than 30 days after receipt of such notice, the Participant or Beneficiary, as the case may be, may file with the Committee a written claim objecting to the amount of benefits payable under the Plan. Not later than 90 days after receipt of such claim, the Committee will render a written decision on the claim to the claimant. If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a reference to the Plan provision that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure. Not later than 60 days after receiving the Committee's written decision, the claimant may file with the Committee a written request for review of the Committee's decision, and the claimant or the representative may thereafter review Plan documents that relate to the claim and submit written comments to the Committee. Not later than 60 days after receiving such request, the Committee will afford the claimant or the representative an opportunity to present the claim in person to the Committee. Not later than 60 days after such presentation or, if there is no such presentation, not later than 60 days after the Committee's receipt of the request for review, the Committee will render a written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate. The 90- and 60-day periods during which the Committee must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Committee's control so require and if notice of such extension is given to the claimant. A Participant or Beneficiary must exhaust the procedure described in this section before making any claim of entitlement to benefits pursuant to the Plan in any court or other proceeding. [Effective 1/1/93]

12.9.  Disputes.
       ---------
(A) The United States District Court for the District of Minnesota is a proper venue for any action initiated by or against Jostens, Inc., the Company, the Committee or any other fiduciary in the case of any dispute with a Participant or Beneficiary relating to or arising from the Plan and such court will have personal jurisdiction over any Participant or Beneficiary named in the action.

(B) Regardless of where an action relating to or arising from the Plan is pending, the law as stated and applied by the United States Court of Appeals for the Eighth Circuit or the United States District Court for the District of Minnesota will apply to and control all actions relating to the Plan brought against the Plan, Jostens, Inc., the Company, the Committee or any other fiduciary or against any Participant or Beneficiary.

12.10.  Correction of Errors.
        ----------------------

     If the Committee determines that, by reason of administrative error or other cause attributable to the Company, the Account of any Participant has incurred a loss, the Committee may enter into an agreement with the Company under which the Account is fully restored and may, upon such restoration, release the Company from further responsibility. [Effective 1/1/93]

                                    ARTICLE

                                      13.
                                 MISCELLANEOUS
                                 -------------

13.1.  Merger, Consolidation, Transfer of Assets.
       --------------------------------------------

(A) If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other plan, each Participant will be entitled to receive a benefit immediately after such merger, consolidation or transfer (if such other plan were then terminated) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated).

(B) If any other plan is merged into this Plan, any provisions unique to the Accounts resulting from such merger will be set forth on an exhibit to the Plan.

13.2.  Limited Reversion of Fund.
       ----------------------------

(A) Except as provided in Subsection (B), no corpus or income of the Trust will at any time revert to the Company or be used other than for the exclusive benefit of Participants and their Beneficiaries by paying benefits and administrative expenses of the Plan.

(B)  Notwithstanding any contrary provision in the Plan,

(1) All contributions made prior to the initial determination of the Internal Revenue Service as to qualification of the Plan under Code section 401(a) and the tax exempt status of the Trust under Code section 501(a) will be repaid by the Trustee to the Company, upon the Company's written request, if the Internal Revenue Service rules that the Plan is not qualified or the Trust is not tax exempt; provided, that the Company requests such determination within a reasonable time after adoption of the Plan and the repayment by the Trustee to the Company is made within one year after the date of denial of qualification of the Plan; and

(2) To the extent a contribution is made by a mistake of fact or a deduction is disallowed the Company under Code section 404, the Trustee will repay the contribution to the Company upon the Company's written request; provided, that such repayment is made within one year after the mistaken payment is made or the deduction is disallowed, as the case may be. Each contribution to the Plan by the Company is expressly conditioned on such contribution being fully deductible by the Company under Code section 404.

13.3.  No Employment Rights Created.
       -------------------------------

     The establishment of the Plan neither gives any Employee a right to continuing employment nor limits the right of an Affiliated Organization to discharge the Employee or otherwise deal with the Employee without regard to the effect such action might have on his or her initial or continued participation in the Plan.

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